EXHIBIT 10.17

                                 PLATINUM & GOLD
                          RECORDING & PUBLISHING CORP.
                               12721 NW 11th Court
                                Sunrise, FL 33323
                             Phone/Fax: 954-845-0636
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                                Vp121499@aol.com
                                  www.pgcds.com
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This is a letter of agreement  between  Houston and Platinum and Gold  Recording and Publishing Company. This agreement will begin on April 3, 2000 and expire on May 30, 2001.

Platinum and Gold Recording and Publishing Company has agreed to license one CD, "Nothing but Piano, Echoes of Broadway" featuring Houston.

Platinum and Gold Recording and Publishing Company will create a commercial to market "Nothing but Piano, Echoes of Broadway" on television through 1-800 numbers. Major and small recording labels will receive a roster of states, times and networks the commercial will air. Platinum and Gold Recording and Publishing Company's best efforts will hopefully achieve a record label contract for Houston. Platinum and Gold Recording and Publishing Company will be responsible for all expenses incurred for cost of commercials, printing of CD's and cassettes.

Houston through licensing masters of "Nothing but Piano, Echoes of Broadway", authorizes Platinum and Gold Recording and Publishing Company to print CD's and cassettes for marketing on TV 1-800 numbers and Platinum and Gold Recording and Publishing Company's website PGCDS.com

Houston will receive $1.00 for each album sold through any advertising vehicle Platinum and Gold Recording and Publishing Company produces and uses. If and when a recording contract is accepted, Houston will pay Platinum and Gold Recording and Publishing Company, a finder's fee of 20% of contract.

In witness whereof, the parties hereto, intending to be legally bound, have executed this agreement.

PLATINUM AND GOLD RECORDING AND PUBLISHING COMPANY

by: Louise A.  Cavell, President
/s/ Louise A.  Cavell                         Date: 4-11-2000
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by: Mary Jane Cunningham
/s/ Mary Jane Cunningham                      Date: 4-11-2000
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